Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our reports dated March 14, 2007, accompanying the consolidated financial statements (which report includes an explanatory paragraph related to the adoption of Statement of Financial Accounting Standards No. 123 (R), effective January 1, 2006) and Schedule II and management’s assessment of the effectiveness of internal control over financial reporting included in the Annual Report of Bradley Pharmaceuticals, Inc. on Form 10-K for the year ended December 31, 2006. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Bradley Pharmaceuticals, Inc. on Forms S-3 (File No. 333-75997, effective July 29, 1999, File No. 333-74724, effective March 20, 2002, File No. 333-110312, effective December 10, 2003, and File No. 333-111078, effective December 11, 2003), Forms S-8 (File No. 333-75382, effective December 18, 2001, and File No. 333-112456, effective February 2, 2004) and Form SB-2 (File No. 333-60879, effective August 18, 1998).

GRANT THORNTON LLP

New York, New York
March 14, 2007